Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-4 for TriCo Bancshares of our report dated January 25, 2002 relating to the financial statements of North State National Bank as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001.

We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California
February 3, 2003